Item 4.  Changes in Registrant's Certifying Accountants.

	Ernst & Young LLP was previously the principal accountants for Canterbury Consulting Group, Inc. (the "Registrant"). On August 9, 2001, Ernst & Young LLP's appointment as principal accountants was terminated and Baratz & Associates, P.A. was engaged as principal accountants. The decision to change accountants was based on financial considerations and was approved by the audit committee and the full Board of Directors of the Registrant.

	During the Registrant's two most recent fiscal years ended November 30, 2000, and the subsequent interim period through August 8, 2001, there were no disagreements between the Registrant and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, except for the valuation of an investment for which the auditors believed there was evidence of permanent impairment and therefore required adjustment in the Statement of Operations. The adjustment was subsequently recorded.

	There were no other "reportable events" described under Item 304(a)(1)(v) of Regulation S-K occurring within the Registrant's two most recent fiscal years and the subsequent interim period through August 8, 2001.

	The audit reports of Ernst & Young LLP on the consolidated financial statements of Canterbury Consulting Group, Inc. and subsidiaries as of and for the fiscal years ended November 30, 2000 and 1999, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. A letter to Ernst & Young LLP is attached as Exhibit 16.1.

	During the Registrant's two most recent fiscal years ended November 30, 2000, and the subsequent interim period through August 8, 2001, the Registrant did not consult with Baratz & Associates regarding any of the matters or events set forth in Item 304 (a)(2)(i) and (ii) of Regulation S-K.



Item 7.  Financial Statements, Pro Forma
         Financial Information and Exhibits.

(c)      Exhibits

         The following exhibit is filed with this Form 8-K:

         16.1 Letter from Ernst & Young LLP regarding change in certifying accountant.










                               SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, Computer Associates has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            	Canterbury Consulting Group, Inc.


				By:	/s/ Kevin J. McAndrew
                           	---------------------------------
                         	Kevin J. McAndrew, President and
				Chief Financial Officer

Dated:   August 20, 2001